Exhibit 10.8

CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made as of the date set forth below by Enhance Skin Products Inc, a Nevada corporation with an address at 695 South Colorado Boulevard, Suite 400, Denver, Colorado 80246 (the “Company”) and Camden Street Partners, LLC a California limited liability corporation with the address provided above  (the "Consultant").

WHEREAS, the Company desires to retain Consultant to become a consultant to the Company for the period provided for in this Consulting Agreement, and the Consultant is willing to accept such retention by the Company, in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.         Performance of Services.  The Consultant shall through its principal Steve Sheiner perform the services specified in Exhibit A hereto (collectively, the "Services") according to the schedule set forth on such Exhibit.  The Consultant shall use its best efforts to perform the Services in a manner satisfactory to the Company.

2.         Payment.  For performance of the Services, the Company shall pay the Consultant the amounts specified in Exhibit B hereto at the times specified in such Exhibit.

3.         Expenses.  The Consultant shall not be authorized to incur on behalf of the Company any expenses without the prior written consent of the Company Exhibit C..

4.         Term.  This Agreement shall be effective from the date of this Agreement until the termination date set forth on the signature page to this Agreement, unless the Agreement is earlier terminated as provided in this Agreement.

5.         Confidential Information.

(a)       During the term of this Agreement, the Company may disclose certain information, which the Company may deem to be proprietary and confidential.  Any information which the Company deems confidential must be designated by the Company in writing to be “confidential” unless such information is actually known by consultant to be confidential information. "Confidential Information" may include all information, documents, data and know-how relating to Company, including but not limited to the Company's research, products, product plans, services, customers, markets, developments, inventions, designs, drawings, engineering, software (including source and object code), hardware, hardware configuration, marketing, finances, methods of manufacture, trade secrets, processes, business or affairs or confidential or proprietary information, which is disclosed by the Company or on its behalf to the Consultant, its employees or agents.    "Confidential Information" shall not include information, documents, data or know-how which (i) is in the Consultant's possession at the time of disclosure (as shown by written evidence in the Consultant's files and records immediately prior to the time of disclosure); (ii) is available to the general public other than through any inaction or action (whether or not wrongful) of the Consultant, its employees or agents; or (iii) is approved for release by written authorization of the Company.

(b)       Consultant shall not use the Confidential Information for its own use or for any purpose except the performance of the Services.  The Consultant further agrees that it shall not disclose the Confidential Information to any unaffiliated person without the prior written consent of the Company.  The Consultant agrees to use not less than a reasonable degree of care to protect the secrecy of and to avoid disclosure or use of the Confidential Information.  The Consultant agrees to promptly advise the Company in writing of any misappropriation or misuse by any person of such Confidential Information which may come to its attention.

6.         Independent Contractor.  The Consultant's relationship with the Company shall be that of an independent contractor and not that of an employee.  The Consultant will not be eligible for any employee benefits, nor will the Company make deductions from the Consultant's fees.  The Consultant shall have no authority to enter into contracts, which bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

7.         Termination.  This Agreement shall terminate in advance of its term upon the occurrence of any of the following:

(a)       Termination by the Consultant if the Company fails to pay the amounts specified in Exhibit B hereto at the times specified in such Exhibit and such failure is not cured within ten (10) days following written notice thereof to the Company; or

(b)       Termination by the Company upon written notice to the Consultant if the Company finds any of the Services provided by the Consultant specified on Exhibit A hereto to be unsatisfactory in Company’s sole and subjective determination, and the Consultant fails to provide the Services deemed by the Company to be satisfactory in Company’s sole and subjective determination within ten (10) days after receipt of written notice from the Company; or

(c)       At either party’s sole discretion upon at least thirty (30) days’ written notice.

8.         Effect of Termination.

(a)       Upon any termination of this Agreement for any reason, the Consultant shall deliver to the Company within ten (10) days after the receipt of written notice from the Company:

(i)        Any property of the Company in the possession or control of  the Consultant; and

(ii)       All work product, whether finished or unfinished, prepared or produced by the Consultant for the benefit of the Company under this Agreement.

(b)       The termination of this Agreement for any reason shall not relieve the Consultant of its obligations under Section 5 of this Agreement.  Any licenses granted to the Company hereunder shall survive any termination or expiration of this Agreement.

(c)       Upon termination of this Agreement for any reason, all monies owed by the Company through and including the date of termination to the Consultant shall be paid by the Company within ten (10) days of the effective date of termination of this Agreement.

9.         Notices.  All notices, requests and other communication called for by this Agreement shall be deemed to have been given if made in writing and personally delivered or mailed, postage prepaid to the parties at the addresses set forth below, or delivered by a recognized overnight carrier.

10.      General Provisions.  This Agreement shall be governed by the laws of the State of California, without reference to conflicts of laws principles. In the event that any provision or any portion thereof of this Agreement is determined by competent judicial, legislative or administrative authority to be prohibited by law, then such provision or part thereof shall be ineffective only to the extent of such prohibition without invalidating the remaining provisions of this Agreement.  This Agreement shall be binding upon the parties hereto and upon their respective successors and permitted assigns, which will include (without limitation) any successor to all or substantially all of the Company's assets or any acquirer of a majority of the voting power of the Company's capital stock.  The Consultant may not assign its obligations under this Agreement, either in whole or in part, without the prior written consent of the Company.  This Agreement, including all exhibits hereto, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof and supersedes and replaces any prior agreements or understandings, written or oral, concerning such subject matter.  This Agreement may be modified only by a writing duly executed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date entered below.

Enhance Skin Products Inc

By:
Dr Samuel S Asculai

Title: President & CEO

Address:
695 South Colorado Boulevard, Suite 400,
Denver, Colorado 80246

Camden Street Partners LLC

By:
Steven Sheiner

Title: President

Address:
3028 Motor Ave,
Los Angeles, CA 90064
Phone – 310.837.1570

Agreement Date: December 1, 2009

Contract Termination Date: November 30, 2012

EXHIBIT A
SERVICES

The Consultant will assist the Company’s  management team in the following areas:

●	Work with the Company to develop a go to consumer direct marketing and advertising strategy for the Visible Youth product line (the “Consumer Direct Strategy”).

●
Advise the Company on the implementation of the Consumer Direct Strategy including introducing the Company to, and assisting in negotiations with, third parties whose services are required for implementation of the Consumer Direct Strategy.

●	Assist the the Company management team in the development of their website, advertising and sales strategy.

●	Provide the Company with a depth of knowledge and experience with respect to a wide range of services as it relates to the monetization of their products and services.

●	Advise management of the Company on a broad range of business development issues as they relate to the company in general.

●	Be referenced as a Strategic Advisor to the Company.

●	The Company shall own in perpetuity all of the strategic advised work products produced for the company.

In effect, the Consultant will function as a part time member of the senior strategy and business development team focused on the Company’s direct marketing opportunities. As such, Consultant will attend meetings at the Company as needed and schedule frequent phone meetings to insure that the Consultant’s work is completely integrated into the Company’s organization and operations.

EXHIBIT B
PAYMENTS

[REDACTED]

EXHIBIT C
AUTHORIZED EXPENSES

The Consultant shall be reimbursed for out of pocket travel and lodging expenses and other expenses incurred when these expenses are associated with the performance of the services detailed in Exhibit A and approved in advance by the Company.